Exhibit A


                                  PURCHASE AGREEMENT
                                      (FIRECOM)


                    PURCHASE AGREEMENT dated as of October 25, 1996, by and among PAUL MENDEZ ("PM"), CAROL MENDEZ ("CM") (PM and CM each a "Buyer" and collectively "Buyers" and having an address at 13 Coventry Road, Livingston, New Jersey 07030), HARRY SCHERZER ("HS"), JENNY SCHERZER ("JS") (HS and JS each a "Seller" and collectively "Sellers" and having an address at 25 North Clover Drive, Great Neck, New York 11021), FIRECOM HOLDINGS L.P., a Delaware limited partnership ("FLP"), and MULTIPLEX ELECTRICAL SERVICES, INC., a New York corporation ("Multiplex") (FLP and Multiplex each having an address at 25 East 21st Street, New York, New York 10010).

                    WHEREAS, Sellers, Buyers and Multiplex entered into a Stock Purchase Agreement dated September 30, 1995 pursuant to which Sellers sold to Buyers all of their shares of capital stock of Multiplex (herein referred to as the "Separation Agreement") and Multiplex and Sellers entered into a consulting agreement on the same date (the "Consulting Agreement");

                    WHEREAS, Sellers are limited partners in FLP and Sellers desire to sell to Buyers, and Buyers desire to purchase, all of the partnership interests in FLP owned beneficially and of record by Sellers, consisting of thirty-nine and six tenths (39.6%) percent of the total partnership interests in FLP (the "FLP Interests"), on the terms and conditions herein set forth;

                    WHEREAS, Sellers own beneficially and of record 514,801 shares of Common Stock of Firecom, Inc., a New York corporation ("Firecom"), and Sellers desire to sell to Buyers, and Buyers desire to purchase, all of such shares of Firecom (the "Firecom Shares") (the FLP Interests and the Firecom Shares collectively referred to herein as the "Transferred Interests"); and

                    WHEREAS, Sellers, Buyers and Multiplex desire to make certain amendments to the Separation Agreement and Multiplex and Sellers desire to make certain amendments to the Consulting Agreement.

                    NOW, THEREFORE, in consideration of the covenants contained herein, the parties hereto agree as follows (capitalized terms not defined herein shall have the meanings assigned to them in the Separation Agreement):

                    1. PURCHASE OF TRANSFERRED INTERESTS. At the Closing (defined below), Sellers shall sell, assign, transfer and deliver to Buyers, and Buyers shall purchase from Sellers, the Transferred Interests as follows: Sellers shall sell to PM, and PM shall purchase, half of the FLP Interests (a 19.8% partnership interest in FLP) and half of the Firecom Shares (257,401 shares of Common Stock of Firecom); and Sellers shall sell to CM, and CM shall purchase half of the FLP Interests (a 19.8% partnership interest in FLP), and half of the Firecom Shares (257,400 shares of Common Stock of Firecom). The Sellers must sell ALL the Transferred Interests to Buyers simultaneously in order for any of the Transferred Interests to be purchased.

                    2. PURCHASE PRICE. The aggregate purchase price for the Transferred Interests (the "Purchase Price") shall be $837,580.85, which Purchase Price shall be paid by Buyers in accordance with Paragraph 3 of this Agreement. All payments of the Purchase Price hereunder are to be made equally to HS and JS individually.

                    3. PAVEMENT OF PURCHASE PRICE; SECURITY  FOR DEFERRED
                       PAYMENTS.

                        (a) At Closing, Buyers shall pay to Sellers the sum of $200,580.85 in cash by certified or bank cashiers check or wire transfer. The balance of the cash portion of the Purchase Price, after application of the credit of such closing date cash payment, which balance is $637,000, shall then be paid in accordance with the terms of Paragraph 3(b) of this Agreement.

                         (b) At the Closing, Buyers shall deliver their Promissory Note in the form of Exhibit A hereto ("Promissory Note") providing for payment, after giving effect to the payment described in Paragraph 3(a) of this Agreement, of the balance of the Purchase Price of $637,000 (the "Deferred Purchase Price"), together with interest on the unpaid balance thereof computed at a rate of eight (8%) percent per annum from the Closing Date, in sixteen (16) equal consecutive quarterly installments (inclusive of principal and interest) of $46,915.14 each, commencing on the date which is three (3) months after the Closing Date and continuing every three (3) months thereafter until all sixteen installments have been paid.

          The Promissory Note shall further provide that Buyers shall have the right to prepay all or any portion of the outstanding balance under such Promissory Note, together with interest accrued to the date of payment, at any time and from time to time, without premium or penalty. The Promissory Note shall also provide that the Promissory Note shall, at the option of Sellers, become immediately due and payable in the event Buyers shall fail to make any payments due under the Promissory Note and such failure shall continue more than ten (10) days after written notice of such failure from Sellers to Buyers.

                    (c) As collateral security for the Deferred Purchase Price, the FLP Interests and the Firecom Shares shall be held in escrow by Seller's counsel, Carb, Luria, Glassner, Cook, Kufeld LLP ("Escrow Agent") pursuant to the Escrow Agreement delivered at the Closing (the "Escrow Agreement").

                    4. ALLOCATION OF PURCHASE PRICE. The allocation of the Purchase Price for the Transferred Interests shall be as follows:

                         (i) $437,580.85 for the purchase of the Firecom Shares; and

                         (ii) $400,000.00  for  the  purchase  of  the  FLP
                              Interests

                    5.   REPRESENTATIONS   AND   WARRANTIES   OF   SELLERS.
          Sellers hereby jointly and severally represent and warrant to Buyers as follows:

                         (a) AUTHORITY RELATIVE TO AGREEMENTS. Each Seller has the legal right, power, capacity and authority to execute, deliver and perform their obligations under this Agreement and each agreement, document or instrument contemplated hereby. The execution, delivery and performance by each Seller of this Agreement and each such agreement, document or instrument, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action and, subject to the consent of PM as general partner of FLP (the "PM Consent"), (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and
          (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any partnership agreement, partnership or business certificate, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Sellers or, to Sellers' knowledge, FLP is a party or by which any of their or its assets or properties may be bound, or result in the creation of any lien, charge or encumbrance upon any of the assets of FLP.

                         (b) EFFECT OF AGREEMENT. This Agreement has been duly executed and delivered by Sellers and constitutes, and each other agreement, document, certificate or instrument contemplated by this Agreement when executed and delivered shall constitute, a legal, valid and binding obligation of Sellers enforceable against them in accordance with its terms.

                         (c)  TITLE  TO THE TRANSFERRED INTERESTS.  Sellers
          are the record and beneficial owners of the FLP Interests (constituting 39.6 percent of the partnership interests in FLP), and the Firecom Shares constituting 514,801 shares of Common Stock of Firecom, par value one cent ($0.01) per share), free and clear of any and all liens, pledges, restrictions, options, rights of first refusal, encumbrances, charges, voting trusts, proxies, powers of attorney, agreements or claims of any kind whatsoever (collectively "Claims"), other than, in the case of the FLP Interests, the FLP limited partnership agreement dated November 14, 1991 (the "LPA"). Sellers have the legal right, power and authority to sell, assign, transfer and deliver the Transferred Interests to Buyers as provided in this agreement, and such delivery will convey to Buyers lawful, valid and marketable title to the Transferred Interests, free and clear of any and all Claims (other than, the case of the FLP Interests, the LPA). The FLP Interests constitute Sellers' entire beneficial and record interest as partners in FLP; and the Firecom Shares constitute Seller's entire beneficial and record interest in the capital stock of Firecom. Sellers have never sold, transferred, assigned, pledged or granted a security interest in any portion of the Transferred Interests and Sellers have never given any proxy or power of attorney with respect to the Transferred Interests, except in the case of the Firecom Shares, for the proxy to Buyers granted September 30, 1995 pursuant to the Separation Agreement.

                         (d) SUBSIDIARIES; AFFILIATES. Sellers have not caused FLP to own or to enter into any agreement of any nature to acquire, beneficially or of record, directly or indirectly, any shares of any class of capital stock of any corporation (except in the case of FLP, for its ownership of shares of the Class A Preferred Stock of Firecom ("Firecom Preferred Stock")), nor have Sellers caused FLP (i) to have an ownership interest in any other person or entity, (ii) to own and operate its business and assets other than directly and exclusively through the partnership entity thereof or (iii) to own and operate its business through
          (x) a direct or indirect or affiliated corporation, subsidiary, partnership, joint venture or other entity of any kind or (y) any partner or affiliate thereof or (iv) to acquire any interest in real or personal property.

                         (e) LITIGATION, CLAIMS, ETC. To the best of Sellers' knowledge, there are no judgments, liens, suits, actions, investigations or proceedings filed, pending or threatened in or before any court or government agency or office against FLP (other than those as to which Buyers have actual knowledge on the date of this Agreement).

                         (f) DISCLOSURE. Neither this Agreement, nor any certificate, exhibit, schedule, list or other document or data furnished or to be furnished to Buyers by or on behalf of Sellers pursuant to or in connection with the negotiation, execution and delivery of this Agreement and transactions contemplated by this Agreement contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein not misleading.

                    6.  REPRESENTATIONS AND WARRANTIES OF BUYERS.   Buyers
          hereby jointly and severally represent and warrant to Sellers as follows:

                         (a) AUTHORITY RELATIVE TO AGREEMENTS. Each Buyer has the legal right, power, capacity and authority to execute, deliver and perform their obligations under this Agreement and each agreement, document or instrument contemplated hereby. The execution, delivery and performance by each Buyer of this Agreement and each such agreement, document or instrument, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action, and subject to the PM Consent, (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any partnership agreement, partnership or business certificate, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Buyers are a party or by which any of their assets or properties may be bound.

                         (b) EFFECT OF AGREEMENT. This Agreement has been duly executed and delivered by Buyers and constitutes, and each other agreement, document, certificate or instrument contemplated by this Agreement when executed and delivered shall constitute, a legal, valid and binding obligation of Buyers enforceable against them in accordance with its terms.

                         (c) LITIGATION, CLAIMS. ETC. To the best of Buyers' knowledge, there are no judgments, liens, suits, actions, investigations or proceedings filed, pending or threatened in or before any court or government agency or office against FLP (other than those as to which Sellers have actual knowledge on the date of this Agreement).

                    7. INDEMNITIES, RELEASES AND ADDITIONAL COVENANTS.

                         (a)  Except for the LPA, the  Separation Agreement
          and this Agreement and documents required to be executed hereby or thereby and payments to be made thereunder, any written or oral partnership, buy/sell, stock option, warrant, voting, proxy, subscription, pre-incorporation, buy-out, right of first refusal, employment, consulting, management, commission, sales representative, agency, retirement, or severance agreement or other agreement providing for compensation or benefits to any of Sellers or arrangements with respect to the partnership interests of FLP, and the Firecom Shares, of or relating to FLP, Firecom, Sellers and Buyers, shall, at the Closing, without any further action by the parties hereto, terminate and be of no further force or effect, it being understood and agreed that the payments to Sellers (and the assumption of obligations and indemnities in favor of Sellers) provided for under this Agreement completely supersede and replace any alternative provisions or arrangements, if any, which may have existed between the parties with respect to the FLP Interests, the Firecom Shares, or the dissolution or liquidation of FLP, or benefits upon the death, retirement, termination, withdrawal or separation from FLP of Sellers.

                         (b) Sellers hereby, jointly and severally indemnify the Buyers and their respective heirs, personal representatives, successors and assigns ("Buyer Indemnified Parties") and agree to defend and hold them harmless from and against One Hundred (100%) percent of any and all claims, damages, charges, liabilities, losses, judgments, fines, penalties, amounts paid in settlement or satisfaction of claims, costs and expenses (including reasonable attorneys' fees and expenses) arising out of, relating to or accruing in respect of, any breach or violation of any representations, warranties, indemnities, covenants and obligations of Sellers set forth in this Agreement and/or in that certain agreement dated as of September 1, 1996 between Sellers, as sellers; Buyers, as buyers, and Gramercy Realty Associates, a New York general partnership ("Gramercy") with respect to the sale of Seller's 50% aggregate partnership interest in Gramercy (the "Gramercy Agreement"). The indemnifications made by Sellers in the Gramercy Agreement, shall be deemed to be part of Sellers' indemnity obligations under this Agreement. Gramercy and its successors and assigns shall be included as "Buyer Indemnified Parties". Buyers hereby jointly and severally indemnify the Sellers and their respective heirs, personal representatives, successors and assigns ("Seller Indemnified Parties") and agree to defend and hold them harmless from and against One Hundred (100%) percent of any and all claims, damages, charges, liabilities, losses, judgments, fines, penalties, amounts paid in settlement or satisfaction of claims, costs and expenses (including reasonable attorneys' fees and expenses) arising out of, relating to or accruing in respect of, any breach or violation of any representations, warranties, indemnities, covenants and obligations of Buyers set forth in this Agreement and/or the Gramercy Agreement.

                         The indemnities provided in this Paragraph 7(b) shall survive the Closing and shall include any claim for which notice is provided to Sellers within four (4) years after the Closing Date, except that with respect to tax, environmental and other statutory claims, notification may be provided within such additional period until the respective statutes of limitation have run. In the event that Buyers elect to litigate or dispute any claim or liability for which Sellers are required to contribute under this Paragraph 7(b), Sellers may elect to pay the applicable percentage of the claim or liability for which they are responsible (50% or 100% as applicable) to Herrick, Feinstein, counsel for Buyers, upon which Sellers shall have no further obligation with respect to the specific claim or liability for which Sellers have made such payment.

                         (c) (1)   In the event  that indemnifying  parties
          (Sellers or Buyers, as applicable, referred to herein as the "Indemnifying Parties") shall have breached any of their representations, warranties, covenants and obligations contained in this Agreement or the Gramercy Agreement or other documents required to be executed hereby or thereby, or the Indemnifying Parties are obligated to make any indemnification as provided in this Agreement or the Gramercy Agreement or other documents required to be executed hereby or thereby, the Buyer Indemnified Parties (if Sellers are the Indemnifying Parties), or Seller Indemnified Parties (if Buyers are the Indemnifying Parties) (the applicable indemnified parties referred to herein as the "Indemnified Parties") shall notify the Indemnifying Parties in writing of any such claim and the circumstances thereof.

                              (2)  In  cases  where  the  Sellers  are  the
          Indemnifying Parties, then the Buyer Indemnified Parties, after delivery of such written notice and failure of Sellers to cure the same to Buyers' reasonable satisfaction within 30 days of such notice, and if any Buyer Indemnified Parties have suffered damages or losses, they may offset their damages and losses suffered thereby against payment of the Promissory Note delivered hereunder and/or payment of any other amounts due to Sellers, which action shall not be considered a default under this Agreement or the Promissory Note. Such offset shall be applied in the following manner: All subsequent payments of the Promissory Note or other amounts due from Buyers to Sellers up to the entire stated amount of the claim for which Sellers are responsible (50% or 100% as applicable), shall be paid into escrow with Herrick, Feinstein, Buyers' counsel, to be placed in an interest-bearing escrow account pending resolution of the claim (x) either by a written agreement signed by Sellers and Buyers directing the disposition of such escrowed funds by
          Herrick, Feinstein or (y) an order of a court of competent jurisdiction directing the disposition of such escrowed funds by Herrick, Feinstein. Upon resolution of the claim (unless otherwise instructed by Sellers and Buyers or an order of a court as set forth in the proceeding sentence) all amounts which had been paid into escrow and which are necessary to satisfy the portion of the claim as so resolved for which Sellers are responsible (50% or 100% as applicable), shall be released for payment thereof; then, all amounts necessary to satisfy the Buyer Indemnified Parties' reasonable attorneys' fees and disbursements and related out of pocket expenses in connection with such claim (100% of such fees and expenses where Sellers are responsible for 100% of the claim and 50% of such fees and expenses where Sellers are responsible for 50% of the claim), shall be released to the applicable Buyer Indemnified Parties or their attorneys, as applicable; and the balance, if any, shall be released to Sellers (provided however, that if any other indemnification claims under this Agreement or documents required to be executed hereby are then pending or any other indemnification amounts are then owed to the Buyer Indemnified Parties under this Agreement or documents required to be executed hereby, such balance shall be retained in escrow or released to the Buyer Indemnified Parties, as applicable). In the event that the amounts being held in escrow, as a result of such offset, are insufficient to cover the indemnification required to be made by Sellers provided herein, Sellers shall remain obligated to directly pay such deficiency to the Buyer Indemnified Parties, as applicable; nothing in this
          Section 7(c) shall be construed as a modification or reduction of Seller's indemnification liability to the Buyer Indemnified Parties, and the Buyer Indemnified Parties may at all times proceed to exercise any other right or remedy to enforce such indemnification against Sellers. If it is determined by a court of competent jurisdiction that Buyers were not entitled to any such offset, Buyers shall reimburse Sellers for their reasonable attorney's fees, disbursements and out of pocket expenses in connection with objecting to such offset claim.

                              (3) The Indemnifying Parties shall have the first right and obligation to undertake and control the defense of any third party claim for which any Indemnified Party seeks indemnification, but the Indemnifying Party shall not settle any such claim except upon a complete release of the Indemnified Parties and their affiliates, or otherwise with the consent of the Indemnified Parties, such consent not to be unreasonably withheld. In the event the Indemnifying Parties fail to undertake the defense (or to maintain such defense in good faith) of any such claim, the Indemnified Parties may (but shall not be obligated to) undertake and control the defense of such claim, and retain their own counsel to conduct such defense, all of which shall be at the expense of the Indemnifying Parties, and the Indemnifying Parties shall remain responsible for payment of all obligations to such third party claimant to the extent of their indemnification obligation under this Section 7.

                              (4) Each of the Sellers hereby confirms and agrees that they are and shall be jointly and severally responsible for all of the representations, warranties, covenants and indemnities and obligations of Sellers set forth in this Agreement and documents required to be executed hereby (including without limitation, the indemnification set forth in Section 7(b)). Each of the Buyers hereby confirms and agrees that they are and shall be jointly and severally responsible for all of the representations, warranties, covenants and indemnities and obligations of Buyers set forth in this Agreement and documents required to be executed hereby (including without limitation, the indemnification set forth in Section 7(b)).

                              (5) Failure of an Indemnified Party to give reasonably prompt notice of a claim for indemnification shall not release, waive or otherwise affect the Indemnifying Parties' obligations with respect thereto except to the extent that the Indemnifying Parties can demonstrate actual loss and prejudice as a result of such failure.

                         (d) (1) Effective on the Closing, and excepting only the terms and conditions of this Agreement, the Separation Agreement, the Gramercy Agreement and documents required to be executed hereby and thereby and any payments to be made thereunder, each of the Sellers, on behalf of themselves and their heirs, personal representatives, successors, assigns and affiliates, hereby releases, discharges and waives any and all claims, counterclaims, actions or causes of action whether asserted or unasserted and whether known or unknown which he, she or they have possessed or may possess up until the time of execution of this Agreement against, and acknowledges that they have received all sums due from, any one or more of (i) Gramercy,
          (ii) FLP, (iii) Firecom, (iv) Buyers or (v) the partners, officers, directors, employees, agents or professional advisors of Gramercy, FLP and Firecom and (vi) the respective heirs, personal representatives, successors, assigns and affiliates of the foregoing, and covenants not to sue any of them for any of such claims.

                              (2) Effective on the Closing and excepting only the terms and conditions of this Agreement, the Separation Agreement, the Gramercy Agreement and documents required to be executed hereby or thereby and any payments to be made thereunder, each of the Buyers, Gramercy and FLP, on behalf of themselves and their respective heirs, personal representatives, successors, assigns and affiliates, hereby releases, discharges and waives any and all claims, counterclaims, actions and causes of action whether asserted or unasserted and whether known or unknown which he, she or they may have possessed or may possess up until the time of execution of this Agreement against Sellers and their heirs, personal representatives, successors and assigns and covenants not to sue any of them for any such claims.

                         (e) The parties hereto agree to make all necessary elections under Internal Revenue Code so that income allocation rules will be applied as if the taxable year of FLP in which the Closing occurs consisted of two taxable years with the first such taxable year ending on the Closing Date, and to execute all necessary forms and consents. Before filing the relevant tax returns, draft copies shall be sent to Sellers for review by their accountants.

                         (f) Sellers shall bear all liability for stock transfer and income taxes in connection with the sale of the Transferred Interests herein. Each party hereto shall bear all of its own legal, accounting and other professional fees in connection with the transactions contemplated by this Agreement.

                         (g) Each Seller represents, warrants and covenants to Buyers and FLP, that Sellers and their attorneys and accountants have been given full access to the books, records, accounts and facilities of FLP and have had the opportunity to make such examination and investigation of the business, finances and affairs of FLP and Firecom as they have deemed necessary or desirable; that it is Sellers' desire to liquidate their interest in FLP and Firecom immediately and to have the Buyers purchase the Transferred Interests and it is Sellers' belief that the purchase price for the Transferred Interests and terms and conditions set forth herein are fair. Neither Sellers, Buyers, FLP or Firecom make any representation or warranty as to the value of the FLP Interests, the Firecom Shares, the Firecom Preferred Stock, or as to Firecom.

                         (h) FLP NOTE DISTRIBUTIONS. Sellers and Buyers acknowledge receipt on or about June 17, 1996 of distribution from FLP of the final payments received by FLP from Firecom on April 30, 1996 pursuant to the two promissory notes dated May 31, 1991 made by Firecom in favor of FLP (the "Firecom Notes"), such that Sellers received from FLP the aggregate of $25,000 (50% of such distribution from FLP) and Buyers received from FLP the aggregate of $25,000 (50% of such distribution from FLP). The parties hereto acknowledge that there shall be no further payments or distributions with respect to the Firecom Notes. PM represents that there are no other payments due from Firecom to FLP (except with respect to the Firecom Preferred Stock).

                         (i) REIMBURSEMENT OF EXPENSES. At the Closing, the Sellers shall reimburse Multiplex for $2,120.62 of expenses incurred in connection with the settled litigation of King, Firesafe et al. v. Multiplex.

                         (j) CONTINUATION OF PARTNERSHIP. Sellers confirm and agree that notwithstanding the sale and transfer of the Transferred Interests and the withdrawal of Sellers as partners of FLP, Sellers shall have no objection to having FLP continue its business with PM as general partner thereof and FLP shall retain all right, title and interest in and to the Firecom Preferred Stock.

                         (k) RELEASE OF SELLERS' INTEREST IN UNDERLYING ASSETS. Sellers hereby confirm and agree that, effective on the Closing Date, they shall have no right, title or interest in, beneficially or of record, and hereby release any Claim on, the assets or business of FLP.

                         (l)  CONSENT  TO  FLP TRANSFER.    PM, as  general
          partner and on behalf of FLP, hereby consents to the sale and transfer of the FLP Interests from Sellers to Buyers.

                    8.     AMENDMENTS   TO   SEPARATION  AGREEMENT   AND
          CONSULTING AGREEMENT

                         (a) The parties hereto agree that the Separation Agreement and the Consulting Agreement shall be amended as set forth in this Section 8(a):

                              (1) The opening paragraph of Section 9 of the Separation Agreement shall be deleted as of the Closing Date of this Agreement.

                              (2) The fifth sentence of Section 9(a) of the Separation Agreement is amended to read in its entirety as follows: "Sellers shall remain responsible for 50% of all other liabilities and obligations of Gramercy (other than in its capacity as general partner of FLP), whether accruing prior to or on the Closing Date [September 30, 1995], which shall be deemed to be part of Seller's indemnity obligations under Section 7 of this Agreement.

                              (3) The application of Section 9(c)(1), subsections (i),(ii) and (iii), of the Separation Agreement relating to the Firecom Shares (defined as the Controlled Shares in the Separation Agreement) as owned by Sellers and the proxy therefor granted to Buyers, and of Section 9(c)(2) relating to distributions from FLP, shall be stricken as of the Closing Date of this Agreement.

                              (4) Section 9(d) of the Separation Agreement (relating to the Firecom Preferred Stock) shall be deleted in its entirety.

                              (5)  Section 9(e), subsections (1), (3), (4),
          (5) and(6) of the Separation Agreement (relating to disposition of the Gramercy Property) shall be deleted in their entirety. Buyers hereby release Sellers from any obligations of Sellers to reimburse Buyers under Section 9(e)(5) of the Separation Agreement.

                              (6) Section 9(f) of the Separation Agreement (relating to the dissolution of Gramercy) shall be deleted in its entirety.

                              (7) Section 10(q) of the Separation Agreement shall be deleted in its entirety and the Certificate of Discontinuance of Gramercy previously executed and held in escrow shall be deemed null and void and the escrow agent named therein shall be authorized and directed to destroy the same.

                              (8) The provisions of Section 8(e) of the Separation Agreement and Section 5(e) of the Consulting
          Agreement, referring to family members of Sellers and H & J Technical Services, Inc. ("H & J"), shall not be applicable to Mr. Alex Benedek or Apex Electrical Contractors, Inc. (hereinafter referred to collectively as "Benedek") or any other firm or corporation controlled by Benedek so long as Sellers and/or H & J shall have no financial interest with Benedek's business, direct or indirect, and any and all existing references to Benedek in Section 8(e) of the Separation Agreement and
          Section 5(e) of the Consulting Agreement shall be stricken, provided that the following restrictions shall apply to Benedek in the "Restricted Buildings" (as defined in the Separation Agreement), for the remainder of the period therein specified, and any violations of such restrictions shall be deemed a violation by Sellers of Section 8(e) of the Separation Agreement and Section 5(e) of the Consulting Agreement: Benedek shall not, directly or indirectly, submit any bid, proposal, contract, offer, or tender for, or engage in or perform the supply, sale, leasing, servicing or maintenance of, any fire alarm system or software, or any replacement, addition, modification, upgrade, enhancement or expansion thereof, or any communications or security system if it is a significant integral part of a fire alarm system in any Restricted Building, to or through or for any owner, operator, management company, landlord, tenant or other contractor, or otherwise, whether for its own account or on behalf of, or in conjunction with, any other contractor or supplier (except Multiplex), whether as a prime contractor, subcontractor for fire alarm installation work, or in any other capacity, provided however that if the scope of any general work not restricted hereunder includes fire alarm work, then in performance of such general work for an owner, tenant, general contractor or other contractor or otherwise, Benedek will purchase any fire alarm equipment required in any modification of the fire alarm system from Multiplex at fair market value or may install equipment provided by the owner or such other party (but Benedek shall not induce the owner or such other party to provide or procure its own equipment by changing the electrical contractor specifications or otherwise).

                    Notwithstanding the foregoing:

                         (i) In the buildings at 135 Fifth Avenue and 821 Broadway, if a fire alarm system is replaced by a supplier other than Multiplex or a system is serviced by anyone other than Multiplex, Benedek shall be permitted to perform additions to such system for the new supplier or servicer (but shall not be permitted to bid, propose or supply such new system); and

                         (ii) In the building at 441 Lexington Avenue, if Multiplex does not bid on a system replacement, or if Multiplex does bid but is not awarded the job, Benedek shall not be restricted from performing electrical work for the system replacement implemented by a supplier other than Multiplex.

                              (9) Schedule 6 of the Separation Agreement and the Consulting Agreement shall be amended by changing the listing of "Dow Jones" to "Dow Jones at 225 Liberty Street" and the listing of "Nomura" to Nomura at 225 Liberty Street" and by eliminating as to Benedek, 25 East 21st Street from the list of Restricted Buildings.

                              (10) Section 7(c)(1) of the Separation Agreement shall be amended by adding to the end thereof, "Seller's indemnity obligation under this Section 7(c)(1) shall extend to 50% of all liabilities and expenses (including attorneys fees and disbursements) relating to the two (2) litigations.existing on the Closing Date, Maiman/DeMarco/ Helmsly et al. v. Multiplex and Doria v. Multiplex.

                         (b) Except as expressly set forth in Section 8(a) above, (i) the Separation Agreement and the Consulting Agreement remain unchanged and in full force and effect and (ii) none of the provisions of this Agreement shall, or shall be construed as, releasing, modifying, waiving, or reducing any of the representations, warranties, covenants and obligations of any of the parties to the Separation Agreement or the Consulting Agreement.

                     9.  CONDITIONS  TO CLOSING.   The  obligations of  the
          parties hereto to consummate the purchase and sale of the Transferred Interests and the other transactions provided for herein shall be subject to satisfaction, at or prior to the Closing, of the following closing conditions and closing deliveries (which the parties hereto agree to take all necessary steps to accomplish):

                         (a) The Buyers shall deliver to Sellers the cash payment of $200,580.85 provided for in Paragraph 3(a) of this Agreement, credited against the Purchase Price for the Transferred Interests.

                         (b) Buyers shall execute and deliver to Sellers the Promissory Note for the Deferred Purchase Price.

                         (c) Sellers shall deliver to Buyers any of FLP's bank checkbooks, bank account records, investment or money market account checkbooks or records, any of FLP's accounting and tax records, filings and tax returns (Sellers may retain copies of tax records, filings and returns solely for Sellers' own use in connection with their personal taxes) and any other books, records, files, contracts, reports, and documentation pertaining to FLP in the possession of Sellers.

                         (d)  Sellers  shall  deliver   to  Multiplex   the
          reimbursement of expenses for the Firesafe litigation pursuant to
          Section 7(i).

                         (e) Sellers and Buyers shall have executed and delivered a separate assignment of the FLP Interest.

                         (f)  Sellers   shall   deliver  to   Buyers  stock
          certificates for the Firecom Shares, together with stock powers with respect to such shares endorsed to Buyers; if new certificates in the name of Buyers are not available at the Closing, documentation of appropriate instructions to Firecom's transfer agent requesting the issuance of such shares will be provided.

                         (g) There shall be no litigation or governmental proceedings pending against the Sellers, Buyers, FLP or Firecom seeking to restrain the transactions provided for under this Agreement.

                         (h) Buyers shall have received satisfactory lien searches recording no liens or encumbrances against FLP or Sellers, and Buyers shall have received satisfactory documentation of the current partnership certificate of FLP.

                         (i) All representations, warranties and covenants of the parties hereto shall be true and correct as of the Closing Date and all obligations to be performed by the parties on or prior to the Closing Date shall have been performed, and the parties shall at the Closing exchange certifications thereof.

                         (j) The Sellers must sell all of the Transferred Interests to Buyers simultaneously.

                    10.   GENERAL PROVISIONS.

                         (a) If, at any time after the date hereof, either party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in Buyers title to the Transferred Interests, or to consummate any of the transactions contemplated by this Agreement, the other party shall, upon request, promptly execute and deliver all such proper instruments and do all things reasonably necessary and proper to vest, perfect or confirm title in Buyers and to otherwise carry out the purposes of this Agreement.

                         (b)  All    representations,     warranties    and
          agreements made by the parties hereto shall survive the execution and delivery of this Agreement and the Closing Date. No representations or warranties are made by any party hereto except as expressly set forth in this Agreement or in documents required to be delivered hereunder.

                         (c) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective personal representatives, heirs, successors and permitted assigns; PROVIDED, HOWEVER, that this Agreement cannot be assigned or amended without the express written consent of each party hereto. No waiver of any breach of any of the terms herein shall be effective unless made in writing, signed by the party against whom enforcement of the waiver is sought, and no such waiver shall be construed as a waiver of any subsequent breach of that term or of any other term of the same or different nature.

                         (d)  Any  notice,  request,   demand  or   consent
          required or permitted to be given hereunder shall be given in writing to the party and his (its) attorney by:

                                   (i)  registered  mail, postage  prepaid,
          return receipt requested; or

                                   (ii) in lieu thereof, by prepaid courier
          service (Federal Express), etc., guaranteeing overnight delivery, provided that the courier service produces a receipt evidencing delivery of the notice to the party to be notified; and

                                   (iii) in addition thereto,  regular mail
          addressed to the party for whom intended at the following addresses with a copy to the respective attorneys:

                              For HS or JS:

                              25 North Clover Drive
                              Great Neck, New York  11021

                              - and -

                              William M. Kufeld, Esq.
                              Carb, Luria, Glassner, Cook x Kufeld LLP
                              529 Fifth Avenue
                              New York, New York 10017


                              For PM or CM:

                              13 Coventry Road
                              Livingston, New Jersey  07039

                              -and-

                              Harvey S. Feuerstein, Esq.
                              Herrick, Feinstein LLP
                              2 Park Avenue
                              New York, New York 10016

                              For FLP or Multiplex:

                              c/o Multiplex Electrical Services, Inc.
                              25 East 21st Street
                              New York, New York 10010
                              Attn: Carol Mendez, Secretary/Treasurer

                              -and-

                              Harvey S. Feuerstein, Esq.
                              Herrick, Feinstein LLP
                              2 Park Avenue
                              New York, New York  10016

                         (e)  This   Agreement   sets   forth  the   entire
          understanding of the parties with respect to the subject matter hereof.

                         (f) This Agreement may be executed in counterpart copies and each of which shall be an original but all of which shall constitute a single instrument.

                         (g) The provisions and covenants set forth in this Agreement are for the benefit of the parties to this Agreement(and the Indemnified Parties and releasees set forth in Section 7) and not for the benefit of any creditor or other person, and no creditor or other person shall have any right to enforce the provisions and covenants against any party hereto.

                         (h) This Agreement shall be construed and governed by the laws of the State of New York. Each party hereto for himself, itself and his or its heirs, personal representatives, successors and assigns, hereby consents to personal jurisdiction over him, it and them in the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or related to this Agreement. Each party hereto for himself, itself and his or its heirs, personal representatives, successors and assigns agrees that service of process upon it or them may be made in any manner permitted by the laws of the State of New York.

                         (i) If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as to any jurisdiction, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                    11. CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be deemed to have occurred effective on the close of business, October 25, 1996, which shall be the "Closing Date for all purposes of this Agreement. The signing of this Agreement and all documentation pursuant hereto shall take place in the office of Buyers' attorneys, Herrick, Feinstein, located at 2 Park Avenue, New York, New York 10016.

                    IN WITNESS WHEREOF the undersigned have executed and delivered this Agreement on the date first written above.


          /S/ PAUL MENDEZ
          --------------------------
          Paul Mendez

          /S/ CAROL MENDEZ
          --------------------------
          Carol Mendez

          /S/ HARRY SCHERZER
          --------------------------
          Harry Scherzer

          /S/ JENNY SCHERZER
          --------------------------
          Jenny Scherzer

          MULTIPLEX ELECTRICAL SERVICES, INC.

          By   /S/ CAROL MENDEZ
               ---------------------------------
               Carol Mendez,
               Secretary/Treasurer

          FIRECOM HOLDINGS, LP

          By:  /S/ PAUL MENDEZ
               ---------------------------------
               Paul Mendez, General Partner


          STATE OF NEW YORK   )
                              :    ss.:
          COUNTY OF NEW YORK  )

               On  the 25th day of October, 1996, before me personally came
          CAROL MENDEZ, to me known, who, being by me duly sworn, did depose and say that she resides at 13 Coventry Road, Livingston, New Jersey 07039; that she is the Secretary/Treasurer of MULTIPLEX ELECTRICAL SERVICES, INC., a corporation described in and which executed the foregoing instrument; that she executed the foregoing instrument on behalf of said Corporation and by order of its Board of Directors.

                                        /s/ Kevin A. Carey
                                        ------------------------------
                                        NOTARY PUBLIC

          STATE OF NEW YORK   )
                              :    ss.:
          COUNTY OF NEW YORK  )

               On the 25th day of October, 1996, before me personally came PAUL MENDEZ, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.

                                        /s/ Kevin A. Carey
                                        ------------------------------
                                        NOTARY PUBLIC


          STATE OF NEW YORK   )
                              :    ss.:
          COUNTY OF NEW YORK  )

               On the 25th day of October, 1996, before me personally came CAROL MENDEZ, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that she executed the same.

                                        /s/ Kevin A. Carey
                                        -------------------------------
                                        NOTARY PUBLIC


          STATE OF NEW YORK   )
                              :    ss.:
          COUNTY OF NASSAU    )

               On the 24th day of October, 1996, before me personally came HARRY SCHERZER, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.

                                        /S/ Jacob S. Wachstock
                                        -------------------------------
                                        NOTARY PUBLIC

          STATE OF NEW YORK   )
                              :    ss.:
          COUNTY OF NASSAU    )

               On the 24th day of October, 1996, before me personally came JENNY SCHERZER, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that she executed the same.

                                        /s/ Jacob S. Wachstock
                                        -------------------------------
                                        NOTARY PUBLIC


          STATE OF NEW YORK   )
                              :    ss.:
          COUNTY OF NASSAU    )

               On the 25th day of October, 1996, before me personally came PAUL MENDEZ, to me known, who, being by me duly sworn, did depose and say that he resides at 13 Coventry Road, Livingston, New Jersey 07039; that he is the General Partner of FIRECOM HOLDINGS LP, a limited partnership described in and which executed the foregoing instrument; that he executed the foregoing instrument on behalf of said partnership.

                                        /s/ Jacob S. Wachstock
                                        -------------------------------
                                        NOTARY PUBLIC